Exhibit 10.20

AVITA MEDICAL, INC.

restricted stock unit GRANT agreement

Notice of Restricted Stock Unit Grant

AVITA Medical, Inc. (the “Company”) has awarded to you (“Grantee”) restricted stock units (“Restricted Stock Units”) covering the number of shares of Common Stock set forth below (the “Restricted Stock Unit Grant” or “Grant”).

Grantee Name:

Date of Grant:

Number of Restricted Stock Units:

Country at Grant:

Vesting Schedule:

Capitalized terms used but not defined in this Notice of Restricted Stock Unit Grant (this “Notice”) have the meanings specified in the attached Restricted Stock Unit Terms and Conditions (including any appendices and exhibits attached thereto). The Notice and the Restricted Stock Unit Terms and Conditions are collectively referred to as the “Grant Agreement” applicable to the Restricted Stock Units.

By accepting (whether electronically or otherwise) the Restricted Stock Unit Grant, Grantee acknowledges and agrees to the following:

1.	The Restricted Stock Unit Grant is governed by the terms and conditions of this Grant Agreement.

2.

Grantee has received a copy of this Grant Agreement, the prospectus (if required under Applicable Law), and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. Grantee further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions relating to the Restricted Stock Unit Grant.

3.

Vesting of the Restricted Stock Units is subject to Grantee’s Continuous Service Status as a Director, which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Grant Agreement changes the nature of that relationship.

4.

The Company is not providing any tax, legal, financial or financial product advice, nor is the Company making any recommendations or statements of opinion that are intended to influence Grantee in making a decision regarding Grantee’s acceptance of this Grant Agreement. Grantee should consult with his or her own personal independent tax, legal, and financial advisors regarding this Grant Agreement who are appropriately licensed to give advice as to whether participation in the Grant is appropriate in light of his or her circumstances and to clarify his or her taxation position in relation to participation in this Restricted Stock Unit Grant before taking any action related to this Grant Agreement.

5.	This Restricted Stock Unit Grant, if received in Australia, is made without disclosure to investors in reliance on an applicable exemption under the Corporations Act 2001 (Cth).

6.	Grantee consents to electronic delivery and participation as set forth in this Grant Agreement.

7.

If Grantee does not accept or decline this Restricted Stock Unit Grant within 30 days of the Date of Grant or by such other date that may be communicated to Grantee by the Company, the Company will accept this Restricted Stock Unit Grant on Grantee’s behalf and Grantee will be deemed to have accepted the terms and conditions of the Restricted Stock Units set forth in this Grant Agreement. If Grantee wishes to decline this Restricted Stock Unit Grant, Grantee should promptly notify Donna Shiroma at dshiroma@avitamedical.com. If Grantee declines this Restricted Stock Unit Grant, the Restricted Stock Units will be cancelled and no benefits from the Restricted Stock Units nor any compensation or benefits in lieu of the Restricted Stock Units will be provided to Grantee.

AVITA Medical, Inc.	Grantee
By:	Signature:
Title:	Date:

AVITA Medical, Inc.

restricted stock unit GRANT agreement

Restricted Stock Unit Terms and Conditions

1.

Grant of Restricted Stock Units. Capitalized terms used in the Grant Agreement but not otherwise defined therein will have the meanings specified in Section 22. A Restricted Stock Unit is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (a “Share”). The Restricted Stock Units are used solely as a device to determine the number of Shares to eventually be issued to Grantee if such Restricted Stock Units vest. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

2.

Settlement. Subject to Section 3, on or as soon as administratively practical (and within 20 business days) following the applicable date of vesting under the Vesting Schedule set forth in the Notice (a “Vesting Date”), the Company will deliver to Grantee a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of Restricted Stock Units subject to the Restricted Stock Unit Grant that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional Restricted Stock Units or rights for fractional Shares shall be created pursuant to this Grant Agreement. Shares acquired pursuant to this Grant may be issued as CDIs and, unless the context otherwise requires, any references in this Grant Agreement to Shares include Shares that may be issued as CDIs.

3.

Delivery of Shares subject to Applicable Law. The delivery of Shares to the Grantee in accordance with Section 2 shall be subject to compliance by the Company and the Grantee with the Applicable Laws including the Corporations Act (to the extent applicable). In addition, for so long as the CDIs are listed on the ASX, within 15 business days after the later of (i) the Vesting Date, and (ii) when excluded information in respect of the Company (as defined in section 708A(7) of the Corporations Act) (if any) ceases to be excluded information, but in any case no later than 20 business days after the Vesting Date, the Company must:

a.	deliver the applicable Shares in accordance with Section 2; and

b.

unless otherwise agreed by the Company and the Grantee, give ASX a notice in respect of the relevant Shares to be delivered under Section 2 that complies with section 708A(5)(e) of the Corporations Act, or, if the Company is unable to issue such a notice, lodge with ASIC a prospectus prepared in accordance with the Corporations Act and do all things necessary to satisfy section 708A(11) of the Corporations Act to ensure that an offer for sale of those Shares delivered in accordance with Section 2 does not require disclosure to investors.

4.

Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of vested Restricted Stock Units, Grantee will have no ownership of the Shares allocated to the Restricted Stock Units, and will have no rights to vote such Shares and no rights to dividends.

5.

Non-Transferability of Restricted Stock Units. The Restricted Stock Units and any interest therein must not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of this Grant Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Grantee.

6.

Termination. If Grantee’s Continuous Service Status terminates for any reason, all unvested Restricted Stock Units will be forfeited to the Company, and all rights of Grantee to such Restricted Stock Units will immediately terminate without payment of any consideration to Grantee. The Committee shall have the exclusive discretion to determine when Grantee is no longer actively providing services for the purposes of this Restricted Stock Unit Grant (including whether Grantee may still be considered to be providing services while on a leave of absence, provided that the Grantee’s Continuous Service Status will not be considered terminated in the case of leave taken in accordance with Applicable Law).

7.	Taxes.

a.

Responsibility for Taxes. By accepting this Restricted Stock Unit Grant, Grantee acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary, or Affiliate that employs Grantee (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Unit Grant, including, but not limited to, the grant, vesting, or settlement of the Restricted Stock Unit Grant, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Unit Grant to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, as applicable, Grantee acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Grantee’s acceptance of this Grant that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Grantee fails to comply with Grantee’s obligations in connection with the Tax-Related Items.

b.

Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Grantee authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

i.	withholding from Grantee’s wages or other cash compensation paid to Grantee by the Company and/or the Employer or any Parent, Subsidiary, or Affiliate;

ii.

withholding from proceeds of the sale of Shares acquired on settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization and without further consent);

iii.

withholding Shares to be issued upon settlement of the Restricted Stock Units, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Grantee’s jurisdiction;

iv.	Grantee’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

v.	any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with this Grant Agreement and such rules and procedures as may be established by the Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Grantee may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

8.

Nature of Grant. In accepting this Grant, Grantee acknowledges, understands and agrees that: (a) this Grant Agreement is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by this Grant Agreement; (b) the grant of this Grant is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if grants have been made in the past; (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (d) Grantee is voluntarily accepting this Grant Agreement; (e) this Grant and the Shares allocated to this Grant are not intended to replace any pension rights or compensation and are outside the scope of Grantee’s employment contract, if any; (f) this Grant and the Shares allocated to this Grant, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (g) unless otherwise provided in this Grant Agreement or by the Company in its discretion, this Grant and the benefits evidenced by this Grant Agreement do not create any entitlement to have this Grant or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and (h) neither the Company nor any of its Affiliates shall be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the United States Dollar or the selection by the Company or any one of its Affiliates in its sole discretion of an applicable foreign exchange rate that may affect the value of this Grant (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Grantee pursuant to the settlement of this Grant or the subsequent sale of the Shares allocated to this Grant.

9.

Code Section 409A. It is intended that the terms of the Restricted Stock Unit Grant will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Grant Agreement shall be construed and interpreted consistent with that intent. To the extent that any amount constituting deferred compensation under Section 409A of the Code would become payable under this Grant Agreement by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A. If the Restricted Stock Unit Grant constitutes deferred compensation under Section 409A of the Code and the Grantee is a specified employee within the meaning of Section 409A of the Code, no distribution or payment of any amount that is payable because of a separation from service (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Grantee’s separation from service or, if earlier, the date of the Grantee’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule. Each payment payable under this Grant Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). In no event will the Grantee have a right to payment or reimbursement or otherwise from the Company or its Affiliates, or their successors or assigns, for any taxes imposed or other costs incurred as a result of Section 409A of the Code.

10.

Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Grant Agreement and any other grant materials by and among the Company and its Affiliates for the purpose of implementing, administering and managing Grantee’s Grant. Grantee understands that the Company and its Affiliates may hold certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all grants, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”), for the purpose of implementing, administering and managing this Grant Agreement. Grantee understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of this Grant Agreement. Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Grantee’s country. Grantee authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing this Grant Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Grantee’s Grant. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, or instructs the Company to cease the processing of the Data, his or her Continuous Service Status will not be adversely affected; the only adverse consequence of refusing or withdrawing Grantee’s consent or instructing the Company to cease processing, is that the Company would not be able to grant Grantee Grant, Awards or any other equity awards or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing his or her consent may affect Grantee’s ability to receive or retain this Grant. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative. Further, Grantee consents to disclosure of Data to the Australian Tax Office, where required in accordance with the Company’s or relevant Affiliate’s reporting obligations under Australian tax legislation. Grantee acknowledges that he or she can access further information regarding data privacy in the Company’s Privacy Policy (which is available on the Company’s website), including about how Grantee can access and seek correction of his or her personal information and make a complaint if he or she has any concerns regarding the treatment of Data.

11.

Governing Law and Venue. This Grant Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For the purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Grant or this Grant Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the state or federal courts located in such State, and no other courts, where this Grant is made and/or to be performed.

12.

Entire Agreement; Enforcement of Rights; Amendment. This Grant Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, agreements, commitments, negotiations and arrangements between them. Except as contemplated by this Grant Agreement, no modification of or amendment to this Grant Agreement, nor any waiver of any rights under this Grant Agreement, shall be effective unless in writing signed by the parties to this Grant Agreement to the extent it would materially impair the rights of Grantee. The failure by either party to enforce any rights under this Grant Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary in this Grant Agreement but subject to Applicable Law, the Company reserves the right to revise this Grant Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Grantee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition or costs under Section 409A of the Code in connection with this Grant.

13.

Severability. If one or more provisions of this Grant Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Grant Agreement, (b) the balance of this Grant Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Grant Agreement shall be enforceable in accordance with its terms.

14.

Language. If Grantee has received this Grant Agreement or any other document related to this Grant translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Restricted Stock Unit Grant and on any Shares acquired under this Grant Agreement, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing. This Grant will be subject to clawback or recoupment under any clawback or recoupment policy adopted by the Board or the Committee in compliance with Applicable Law or required by Applicable Law during the term of Grantee’s employment or other service with the Company that is applicable to Officers, Employees, Directors or other service providers of the Company. No recovery of compensation under such a clawback or recoupment policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan or agreement with the Company.

16.

Notices. Any notice, demand or request required or permitted to be given under this Grant Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax, or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage or shipping charges prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address, email or fax number set forth in the Company’s books and records.

17.

Counterparts. This Grant Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile, email or other electronic execution and delivery of this Grant Agreement (including but not limited to execution by electronic signature or click-through electronic acceptance) shall constitute valid and binding execution and delivery for all purposes and shall be deemed to be, and have the effect of, an original signature.
18.	Successors and Assigns. The rights and benefits of this Grant Agreement shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
19.

Consent to Electronic Delivery and Participation. By accepting the Restricted Stock Units, Grantee agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Grant Agreement, account statements, prospectuses (if any), and all other documents, communications, or information related to the Restricted Stock Units. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Grant, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Grantee acknowledges that Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost if Grantee contacts the Company by telephone, through a postal service or electronic mail to Stock Administration.

20.

Adjustment of Shares. If the number of the Company’s outstanding Shares is changed or the value of the Shares is otherwise affected by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), without consideration (a “Capitalization Adjustment”), the number and class of Shares or type of security subject to this Grant, will, subject to any required action by the Board or the stockholders of the Company and subject to compliance with, and to the extent permitted by, all Applicable Laws be proportionately adjusted or adjusted in such other manner as the Committee determines to be equitably required; provided that fractions of a Share will not be issued. In this respect, where the ASX Listing Rules apply, the Committee shall make such adjustments as are necessary and in accordance with the ASX Listing Rules to the number, class or type of Shares or securities that are subject to the Grant and such other adjustments as are appropriate in the discretion of the Committee and in accordance with the ASX Listing Rules. Such adjustments may provide for the elimination of fractional Shares that may otherwise be subject to Grants without any payment therefor.

21.

Change in Control. In the event that the Company is subject to a Change in Control, any unvested portion of the Restricted Stock Units outstanding as of immediately prior to the Change in Control shall vest in full as of the Change in Control.

22.	Definitions. As used in this Grant Agreement, the following definitions will apply to the capitalized terms indicated below:

“Administrator” means one or more Officers or Employees designated by the Committee to administer this Grant Agreement and the Company’s other equity incentive programs.

“Affiliate” means a Parent, a Subsidiary or any corporation or other Entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental or regulatory body or self-regulatory organization (including the New York Stock Exchange, the ASX, Nasdaq Stock Market and the Financial Industry Regulatory Authority). For clarity, at all times while the Company’s securities are admitted to the official list of the ASX, this definition includes the ASX Listing Rules.

“ASIC” means the Australian Securities and Investments Commission.

“ASX” means the ASX Limited (ABN 98 008 624 691), or the securities market which it operates, as the context requires.

“ASX Listing Rules” means the official listing rules of the ASX.

“Board” means the Board of Directors of the Company.

“Cause” will have the meaning ascribed to such term in any written agreement between the Grantee and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Grantee, the occurrence of any of the following events: (a) Grantee’s unauthorized misuse of the Company’s trade secrets or proprietary information; (b) Grantee’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; (c) Grantee’s committing an act of fraud against the Company; or (d) Grantee’s gross negligence or willful misconduct in the performance of his or her duties that has had or is likely to have a material adverse effect on the Company. For the purposes of this definition, the term “Company” will be interpreted to include any Subsidiary, Parent or Affiliate of the Company, as appropriate.

“CDI” means a CHESS Depositary Interest, being a unit of beneficial ownership in 1/5 of a share of Common Stock in the Company or such other ratio as may be adopted by the Company from time to time.

“Change in Control” means:

a.

the consummation of any consolidation or merger of the Company with any other entity, other than a transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such consolidation or merger;

b.

any Exchange Act Person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for the purposes of this subclause (b) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Change in Control;

c.

the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company; or

d.

a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (d), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of an Entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

“Committee” means the Compensation Committee of the Board or the Board acting as the Compensation Committee.

“Common Stock” means the common stock of the Company, and the common stock of any successor entity.

“Company” means AVITA Medical, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any natural person, including an advisor or independent contractor, that is engaged to render services to the Company or an Affiliate.

“Continuous Service Status” means continued service as a Director. The Committee or the Administrator, in that party’s sole discretion, shall determine whether a Grantee’s Continuous Service Status has ceased and the effective date of such termination.

“Corporations Act” means the Australian Corporations Act 2001 (Cth).

“Director” means a member of the Board.

“Effective Date” means the date the Grant Agreement is approved by the stockholders of the Company.

“Employee” means any person employed by the Company, or any Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of Applicable Law, including the Code. Service as a Director or payment by the Company or an Affiliate of a director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Affiliate.

“Entity” means a corporation, partnership, limited liability company or other entity.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Person” or “Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of Entities beginning with the Company if each of the corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

“Tax-Related Items” means all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Restricted Stock Units and legally applicable to the Grantee, including any employer liability for which the Grantee is liable.

“Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber shares of the Company’s capital stock, as in effect from time to time.